Exhibit 10.9

Distribution Agreement

Principal (Party A): Montage Technology Company Limited

Registered Address: Unit C, 12th Floor, Full Win Commercial Center, No. 573 Nathan Road, Kowloon, Hong Kong

Distributor (Party B): LQW Technology Company Limited

Registered Address: 612, 6/F, Hong Leong Industrial Complex, 4 Wang Kwong Road, Kowloon Bay, Hong Kong

Article 1	Legal Relationship and Territory

1.1 Party A hereby appoints Party B as its exclusive global distributor of “*” (the “Product”).

Article 2	Party A’s Rights and Obligations

2.1 Party A will use its best endeavors to actively support Party B’s sales and marketing activities of the Product of Party A within the territory specified in Article 1, including providing Party B with information regarding Party A and the Product (including an appropriate number of free samples) and market information; planning, organizing or participating in appropriate advertising promotion, product exhibitions, seminars and other market promotion activities and expanding the recognition of the Product of Party A so as to provide better market environment for Party B’s sales activities.

2.2 Party A shall, adhering to the principle of fairness and reasonableness and conforming to market norms, maintain in confidence customer name lists, progress reports and other business reports submitted by Party B at the request of Party A and protect Party B’s proper commercial benefits received from distributing the Product of Party A.

2.3 Party A shall provide Party B with technical and other trainings at appropriate times in order to enhance Party B’s ability to directly provide customers with technical services.

2.4 Party A shall assume corresponding warranty liability for the Product distributed by Party B within the territory specified in Article 1.

2.5 Party A adopts a sales strategy of distribution tube based on the characteristics, production and market condition of the Product, therefore, Party A requires that the Product be sold directly by Party B. As of the date hereof, distributors named in “Appendix 2: Name List of Secondary Distributors” are secondary distributors authorized by Party A. Party B may not any other distributors without Party A’s prior written consent and shall be solely liable for the activities of all secondary distributors.

*	Boldface double-underlining indicates that certain information contained herein has been omitted.

Confidential treatment has been requested with respect to the omitted portions.

Article 3	Party B’s Rights and Obligations

3.1 Party B shall use its best endeavors to sell and promote (by using information sold and approved by Party A) the Product of Party A and actively provide customers with after-sales services.

3.2 In order to conform with the standard product pricing system of Party A, Party B shall strictly implement the Lowest Market Price established by Party A (the “Lowest Market Price” means the lowest price for Party B to sell the Product of Party A in the market) and the Lowest Market Price will be submitted to distributors by Party A in writing. In exceptional cases, Party B may adopt a special price on a one-time basis upon Party A’s written consent.

3.3 Upon the discovery of any potentially defective Product, Party B or Party A’s authorized secondary distributors shall submit an application form in writing, namely, Return Materials Authorization (“RMA”), covering (i) the time of occurrence of the subject defective Product and a detailed description thereof; (ii) the lot number of the Product so affected. Party B or Party A’s authorized secondary distributors may require Party A to provide an RMA. Once an RMA is received from Party A, Party B or Party A’s authorized secondary distributors shall return the Product to a place designated by Party A pursuant to the procedures and steps required by Party A. The RMA shall remain valid for * days (inclusive) as of the date of RMA; the RMA shall be automatically revoked after the * period.

3.4 Party B shall, on a monthly basis, submit to Party A a sales report for the preceding month and sales forecasts for the following month and several future months (as determined by Party A in light of the actual circumstances), in such form as provided by Party A.

3.5 Party B shall provide, at its own cost, sufficient sales, service and warehousing facilities, the quality of which may be ascertained by Party A.

3.6 Party B shall undertake to employ sufficient qualified and trained full-time sales and technical service personnel and actively utilize training opportunities provided by Party A.

3.7 Party B shall not make, or permit its employees to make, any representation or warranty as to the Product of Party A, other than those representations or warranties to be made to customers in strict accordance with the product performance indexes provided on Party A’s printed items.

3.8 Party B shall not make any payment to any government employee or employee of its customer in the name of Party A for whatever reasons; in addition, Party B shall not make any payment to any employee of Party A for whatever reasons or by whatever means. In case of any violation of the foregoing, Party B shall, upon verification, be unconditionally terminated its qualification as a distributor and held legally liable therefor.

*	Boldface double-underlining indicates that certain information contained herein has been omitted.

Confidential treatment has been requested with respect to the omitted portions.

Article 4	Orders and Product Pricing

4.1 Party B’s orders shall include, at least, the following contents: product model, product specifications, product quantity, delivery time and delivery place.

4.2 Price of the Product shall be determined by deducting the commissions payable to Party B and Party A’s authorized secondary distributor from the price actually paid by end customers after the Product is sold to end customers.

4.3 Party A may require Party B to make a down payment based on the model and quantity of the Product ordered and pursuant to “Appendix 1: Down Payment Price List”. The down payment is not refundable whether or not Party B has finally sold the Product ordered. Unless otherwise specified, Party A shall refer to Party B those customers who make inquiries or place orders directly from Party A.

Article 5	Return of the Product

5.1 In case of sluggish sales of the Product for market reasons, Party B may return to Party A the Product that is not sold and the transportation fees incurred from such return shall be borne by Party B and the down payment for the Product so returned is not refundable.

Article 6	Title of the Product and Transfer of Risk

6.1 Party B shall be responsible for properly taking care of the Product as of the date Party A has delivered the Product to Party B. In case of any loss of or damage to the Product due to Party B’s improper care, Party B shall pay Party A a sum equal to the market price of the Product for the same period minus the down payment.

Article 7	Settlement and Payment

7.1 The two parties shall settle the purchase price and commissions for the Product on the 5th working day of each month, which date shall be postponed accordingly in case of holidays. Meanwhile, the down payment shall be settled together with the purchase price and commissions.

7.2 Prior to the end of each month, Party B shall pay to Party A both the purchase price and the down payment of a sum equal to the price paid by end customers minus the commissions payable to Party B and Party A’s authorized secondary distributors.

7.3 In case of return of the Product described in Article 3.4 hereof, the commissions payable to Party B shall not be affected thereby; in case of return of the Product described in Article 5.1 hereof, no commissions are payable to Party B.

Article 8	Commissions

8.1 Party B shall receive a distribution commission at *% of a sum equal to the price paid by end customers minus the commissions payable to Party A’s authorized secondary distributors. Party A’s authorized secondary distributors shall receive a commission equal to the final sales price of the Product multiplied by a percentage approved by Party A.

Article 9	Conflict of Interest

9.1 Party B shall neither act as a distributor for products, nor produce or sell products, which are identical to or similar to the Product defined herein in any territory during the term of this Agreement.

Article 10	Confidentiality

10.1 Party B shall not disclose any trade secret of Party A to any vendor by whatever means during the term of this Agreement or at any time after the termination of this Agreement.

Article 11	Intellectual Property Rights

11.1 All trademarks, patterns and other marks currently owned and used by Party A are intellectual property rights of Party A, which shall not be used by Party B, directly or indirectly, wholly or partially, without Party A’s written consent. Even if Party B is allowed to use such intellectual property right in a certain manner with Party A’s written consent, any such use shall be ceased immediately upon the expiry or termination of this Agreement.

11.2 If Party B discovers a vendor’s infringement upon Party A’s intellectual property right, it shall promptly notify Party A thereof and assist Party A in handling such infringement. Party A shall assume the expenses incurred from the protection of Party A’s intellectual property rights.

Article 12	Term of this Agreement

12.1 This Agreement shall be valid from January 1, 2013 to December 31, 2013. The parties may renew this Agreement upon the expiry its term.

Article 13	Termination of this Agreement

13.1 If either party is in serious violation of this Agreement, the other party shall have the right to terminate this Agreement.

13.2	If either party files a bankruptcy petition, the other party shall have the right to terminate this Agreement.

13.3	If this Agreement is not renewed by the parties, it shall be terminated upon the expiry of its term.

*	Boldface double-underlining indicates that certain information contained herein has been omitted.

Confidential treatment has been requested with respect to the omitted portions.

Article 14	Assignment of this Agreement

14.1 Neither of the parties may assign any rights and obligations hereunder to a third party without the written consent of the other party.

Article 15	Dispute Resolution

15.1	This Agreement shall be governed and construed in accordance with the laws of Hong Kong.

15.2 Any dispute arising out of the performance of this Agreement shall be settled by the parties through negotiation. If no settlement could be reached, the dispute shall be submitted to Hong Kong International Arbitration Center for arbitration.

Article 16	Interpretation

16.1 This Agreement shall be understood and interpreted according to the purposes and original meaning of this Agreement. The headings hereof are for convenience only and shall not affect the interpretation of this Agreement.

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Party A: Montage Technology Company Limited

[corporate seal stamped]

Authorized representative: Stephen Tai
/s/ Stephen Tai

Date: January 15, 2013

Party B: LQW Technology Company Limited
[corporate seal stamped]

Authorized representative: Anthony Ho
/s/ Anthony Ho

Date: January 15, 2013

Appendix 1 Down Payment Price List

As of the date hereof, Party A may require Party B to make a down payment based on the model and quantity of the Product ordered at the following rate.

Party A and Party B may adjust the down payment price through friendly negotiation in case of substantial price fluctuation in the market.

Model	US$/Piece

*	*

*	*

*	Boldface double-underlining indicates that certain information contained herein has been omitted.

Confidential treatment has been requested with respect to the omitted portions.

Appendix 2 Name List of Secondary Distributors

As of the date hereof, the following companies are secondary distributors authorized by Party A and will assist Party B in jointly selling and promoting the Product of Party A and actively provide customers with after-sales services.

Secondary Distributor	Address	Telephone

*	*	*

*	*	*

*	*	*

*	*	*

*	Boldface double-underlining indicates that certain information contained herein has been omitted.

Confidential treatment has been requested with respect to the omitted portions.